                                                               Exhibit (h)(2)(b)

                              FORM OF AMENDMENT TO
                            ADMINISTRATION AGREEMENT

     This Amendment dated as of December 5, 2002, is entered into by FORWARD FUNDS, INC. (the "Company") and PFPC INC. ("PFPC").

     WHEREAS, the Fund and PFPC have entered into an Administration Agreement dated as of April 1, 1998, as amended April 1, 2002 (the "Agreement"); and

     WHEREAS, the Fund and PFPC wish to amend the Agreement to add new investment portfolios of the Fund to Schedule A of the Agreement;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I. Schedule A to the Agreement is hereby deleted in full and replaced with the attached Schedule A.

     II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                         FORWARD FUNDS, INC.


                                         By:
                                             -----------------------------------


                                         PFPC, INC.


                                         By:
                                             -----------------------------------

                                   SCHEDULE A

                               LIST OF PORTFOLIOS

                  Forward Hansberger International Growth Fund

                      Forward Hoover Small Cap Equity Fund
                          Forward Hoover Mini-Cap Fund
                   Forward Uniplan Real Estate Investment Fund
                            Sierra Club Balanced Fund
                             Sierra Club Stock Fund